Exhibit 99

VF Corporation Reports First Quarter Results and Maintains FY24 Earnings Outlook

DENVER--(BUSINESS WIRE)--August 1, 2023--VF Corporation (NYSE: VFC) today announced financial results for its first quarter (Q1'FY24) ended July 1, 2023.

Q1'FY24 Financial Highlights

  Revenue down 8% to $2.1 billion
  Loss per share down 2% to $(0.15); adjusted loss per share $(0.15) vs. Q1'FY23 adjusted earnings per share $0.09

Bracken Darrell, President and CEO, said: “I am honored to lead this great company into the next chapter of its history. I am passionate about building brands through a design-and-innovation lens and creating unique and differentiated products, immersive storytelling and elevated experiences for consumers. VF has a portfolio of globally recognized, iconic brands, a deeply embedded purpose and impressive talent, all of which gives me every confidence we have all the necessary ingredients to unlock the company's significant potential and return to delivering strong, sustainable and profitable growth which will translate to elevated shareholder returns.”

Q1’FY24 Operating Highlights

  The North Face® delivered its 10th consecutive quarter of double-digit constant dollar revenue growth, up 12%
  Vans® down 22%, impacted by wholesale in the Americas (down 39% and down 40% in constant dollars) as the turnaround work continues at the brand
  Wholesale down 12%, including wholesale in the Americas down 18%
  Direct-to-Consumer (DTC) down 3% (down 2% in constant dollars) and up 6% excluding Vans® (up 7% in constant dollars)
  International markets increased by 3% (up 4% in constant dollars)
    Greater China up 24% (up 31% in constant dollars), leading further improvement in the APAC region of up 13% (up 18% in constant dollars)
    EMEA revenue down 2% (down 3% in constant dollars), reflecting continued growth in DTC, but lower wholesale revenue

FY24 Outlook

  The company reiterates full year EPS guidance range of $2.05 to $2.25
  Revenue is now expected to be modestly down to flat for the year, reflecting ongoing weakness in our wholesale business and a longer than anticipated turnaround for Vans
  Free cash flow is expected to be in line with previous guidance of approximately $900 million

Matt Puckett, CFO, said: “While our Q1 performance is not reflective of our standards, we achieved our earnings target in the quarter. We remain focused on improving our operational execution, although it will take time for our revenue performance to benefit from actions that are underway. We are well positioned to advance our key priorities this year with an emphasis on increasing operating earnings through improved gross margins, generating healthy cash flow and reducing debt, all of which lead to a strengthened financial position.”

Summary Revenue Information
(Unaudited)

	Three Months Ended June
(Dollars in millions)	2023	2022	% Change	% Change (constant currency)
Brand:
Vans®	$737.5	$946.8	(22)%	(22)%
The North Face®	538.2	481.1	12%	12%
Timberland®	253.8	269.5	(6)%	(6)%
Dickies®	136.6	170.4	(20)%	(19)%
Other Brands	420.2	393.9	7%	7%
VF Revenue	$2,086.3	$2,261.6	(8)%	(8)%

Region:
Americas	$1,183.8	$1,385.1	(15)%	(15)%
EMEA	584.3	594.6	(2)%	(3)%
APAC	318.2	281.9	13%	18%
VF Revenue	$2,086.3	$2,261.6	(8)%	(8)%
International	$1,026.7	$992.0	3%	4%

Channel:
DTC	$973.6	$999.1	(3)%	(2)%
Wholesale (a)	1,112.7	1,262.5	(12)%	(12)%
VF Revenue	$2,086.3	$2,261.6	(8)%	(8)%

All references to the three months ended June 2023 relate to the 13-week fiscal period ended July 1, 2023 and all references to the three months ended June 2022 relate to the 13-week fiscal period ended July 2, 2022.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.

Q1'FY24 Income Statement Review

  Revenue $2.1 billion, down 8% with the big four brands down 11% and the balance of the portfolio up 7%
    The North Face® revenue $0.5 billion, up 12%
    Vans® revenue $0.7 billion, down 22%
  Gross margin 52.8%, down 110 basis points; Adjusted gross margin 52.8%, down 130 basis points due primarily to increased promotions
    Adjusted gross margin headwinds include 200 basis points of unfavorable rate impact (including promotions) and 10 basis points of adverse foreign currency exchange rates, partially offset by 80 basis points of mix benefits
  Operating margin (0.4)%, down 320 basis points; adjusted operating margin (0.4)%, down 380 basis points
    Adjusted operating margin contraction driven by 130 basis points of unfavorable gross margin impact and 250 basis points of deleverage
  Loss per share of $(0.15), down 2%; adjusted loss per share $(0.15) vs. Q1'FY23 adjusted earnings per share $0.09

Q1'FY24 Balance Sheet Review

  Inventories increased by $446 million during Q1’FY24, up 19% relative to last year; primarily driven by core and excess replenishment inventory
    VF modified terms with the majority of its suppliers in the first quarter of fiscal 2023 to take ownership of inventory near point of shipment rather than destination; this program has now been fully lapped in Q1
  Accounts payable increased 25% relative to last year, which was largely driven by the modified terms with the majority of suppliers

Q1’FY24 Shareholder Returns

  Return of $117 million to shareholders through cash dividends
  VF’s Board of Directors declared a quarterly dividend of $0.30 per share. This dividend will be payable on September 20, 2023, to shareholders of record at the close of business on September 11, 2023. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends

Webcast Information

VF will host its first quarter fiscal 2024 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Financial Presentation Disclosure

All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Transaction and Deal Related Activities.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Adjusted Amounts - Excluding Transaction and Deal Related Activities

The adjusted amounts in this release exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $1 million in the first quarter of fiscal 2024.

All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to find and amplify consumer tailwinds, build brands on multiple growth horizons and leverage platforms for speed to scale and efficiency; retail industry changes and challenges; VF’s ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflict in Ukraine; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June
	2023	2022
Net revenues	$2,086,336	$2,261,595
Costs and operating expenses
Cost of goods sold	985,269	1,042,982
Selling, general and administrative expenses	1,110,059	1,155,251
Total costs and operating expenses	2,095,328	2,198,233
Operating income (loss)	(8,992)	63,362
Interest expense, net	(49,719)	(31,262)
Other income (expense), net	(3,567)	(94,714)
Loss before income taxes	(62,278)	(62,614)
Income tax benefit	(4,853)	(6,654)
Net loss	$(57,425)	$(55,960)
Net loss per common share (a)
Basic	$(0.15)	$(0.14)
Diluted	$(0.15)	$(0.14)
Weighted average shares outstanding
Basic	388,160	387,563
Diluted	388,160	387,563
Cash dividends per common share	$0.30	$0.50

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the three months ended June 2023 and June 2022 relate to the 13-week fiscal period ended July 1, 2023 and the 13-week fiscal period ended July 2, 2022, respectively. References to March 2023 relate to information as of April 1, 2023.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June	March	June
	2023	2023	2022
ASSETS
Current assets
Cash and equivalents	$806,529	$814,887	$528,029
Accounts receivable, net	1,214,223	1,610,295	1,249,713
Inventories	2,787,021	2,292,790	2,341,395
Other current assets	405,784	434,737	492,569
Total current assets	5,213,557	5,152,709	4,611,706
Property, plant and equipment, net	943,163	942,440	1,007,853
Goodwill and intangible assets, net	4,614,442	4,621,234	5,343,684
Operating lease right-of-use assets	1,349,725	1,372,182	1,227,462
Other assets	1,923,011	1,901,923	1,021,048
Total assets	$14,043,898	$13,990,488	$13,211,753
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$58,520	$11,491	$827,380
Current portion of long-term debt	928,736	924,305	1,058
Accounts payable	1,282,313	936,319	1,022,755
Accrued liabilities	1,546,866	1,673,651	1,612,804
Total current liabilities	3,816,435	3,545,766	3,463,997
Long-term debt	5,722,448	5,711,014	4,468,399
Operating lease liabilities	1,155,852	1,171,941	1,006,274
Other liabilities	632,400	651,054	920,590
Total liabilities	11,327,135	11,079,775	9,859,260
Stockholders' equity	2,716,763	2,910,713	3,352,493
Total liabilities and stockholders' equity	$14,043,898	$13,990,488	$13,211,753

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended June
	2023	2022
Operating activities
Net loss	$(57,425)	$(55,960)
Depreciation and amortization	67,075	66,754
Reduction in the carrying amount of right-of-use assets	95,728	93,337
Other adjustments	58,197	(462,451)
Cash provided (used) by operating activities	163,575	(358,320)
Investing activities
Capital expenditures	(61,763)	(52,657)
Software purchases	(22,827)	(26,907)
Other, net	(5,972)	10,045
Cash used by investing activities	(90,562)	(69,519)
Financing activities
Contingent consideration payment	—	(56,976)
Net increase (decrease) from short-term borrowings and long-term debt	46,415	(8,344)
Cash dividends paid	(116,575)	(194,135)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(1,725)	(1,766)
Cash used by financing activities	(71,885)	(261,221)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(9,326)	(58,988)
Net change in cash, cash equivalents and restricted cash	(8,198)	(748,048)
Cash, cash equivalents and restricted cash – beginning of year	816,319	1,277,082
Cash, cash equivalents and restricted cash – end of period	$808,121	$529,034

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended June		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$829,697	$768,624	8%	8%
Active	1,066,009	1,253,945	(15)%	(15)%
Work	190,630	238,878	(20)%	(20)%
Other (b)	—	148	*	*
Total segment revenues	$2,086,336	$2,261,595	(8)%	(8)%
Segment profit (loss)
Outdoor	$(43,661)	$(46,851)
Active	123,782	214,031
Work	6,831	35,002
Other (b)	—	(225)
Total segment profit	86,952	201,957
Corporate and other expenses	(99,511)	(233,309)
Interest expense, net	(49,719)	(31,262)
Loss before income taxes	$(62,278)	$(62,614)

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended June 2023
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$829,697	$2,333	$832,030
Active	1,066,009	67	1,066,076
Work	190,630	1,152	191,782
Other	—	—	—
Total segment revenues	$2,086,336	$3,552	$2,089,888
Segment profit (loss)
Outdoor	$(43,661)	$1,115	$(42,546)
Active	123,782	478	124,260
Work	6,831	69	6,900
Other	—	—	—
Total segment profit	86,952	1,662	88,614
Corporate and other expenses	(99,511)	(272)	(99,783)
Interest expense, net	(49,719)	—	(49,719)
Loss before income taxes	$(62,278)	$1,390	$(60,888)
Diluted net loss per share growth	(2)%	1%	(1)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2023
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Adjusted
Revenues	$2,086,336	$—	$2,086,336

Gross profit	1,101,067	—	1,101,067
Percent	52.8%		52.8%

Operating loss	(8,992)	1,118	(7,874)
Percent	(0.4)%		(0.4)%

Diluted net loss per share (b)	(0.15)	—	(0.15)

(a) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $1.1 million for the three months ended June 2023. The transaction and deal related activities resulted in a net tax benefit of $0.3 million in the three months ended June 2023.

(b) Amounts shown in the table have been calculated using unrounded numbers. The diluted net loss per share impacts were calculated using 388,160,000 weighted average common shares for the three months ended June 2023.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2022
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2022	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Pension Settlement Charge (c)	Adjusted
Revenues	$2,261,595	$—	$—	$—	$2,261,595

Gross profit	1,218,613	—	5,081	—	1,223,694
Percent	53.9%				54.1%

Operating income	63,362	331	13,778	—	77,471
Percent	2.8%				3.4%

Diluted earnings (loss) per share (d)	(0.14)	—	0.03	0.20	0.09

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three months ended June 2022. Transaction and deal related activities include integration costs of $0.3 million for the three months ended June 2022. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the three months ended June 2022.

(b) Specified strategic business decisions for the three months ended June 2022 include costs related to VF's business model transformation of $6.0 million in the three months ended June 2022, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $7.8 million in the three months ended June 2022. The specified strategic business decisions resulted in a net tax benefit of $2.2 million in the three months ended June 2022.

(c) A pension settlement charge of $91.8 million was recorded in the 'Other income (expense), net' line item in the three months ended June 2022. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company. The pension settlement charge resulted in a net tax benefit of $13.8 million in the three months ended June 2022, related to the impact of the settlement charge on the interim tax rate calculation.

(d) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 387,563,000 weighted average common shares for the three months ended June 2022. The adjusted diluted earnings per share was calculated using 388,396,000 weighted average common shares for the three months ended June 2022.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions and a pension settlement charge. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended June 2023
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global
Vans®
% change	(26)%	(17)%	(7)%	(22)%
% change constant currency*	(27)%	(18)%	(3)%	(22)%
The North Face®
% change	9%	4%	49%	12%
% change constant currency*	9%	2%	57%	12%
Timberland®
% change	(21)%	6%	22%	(6)%
% change constant currency*	(21)%	4%	26%	(6)%
Dickies®
% change	(24)%	17%	(21)%	(20)%
% change constant currency*	(24)%	15%	(18)%	(19)%

*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended June 2023
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(15)%	(15)%
EMEA	(2)%	(3)%
APAC	13%	18%
Greater China	24%	31%
International	3%	4%
Global	(8)%	(8)%

	Three Months Ended June 2023
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(12)%	(12)%
Direct-to-consumer	(3)%	(2)%
Digital	(4)%	(3)%

	As of June
	2023	2022
DTC Store Count
Total	1,250	1,297

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.

Contacts

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com